UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreements

On July 21, 2005, MGI PHARMA, INC. (the “Company”) issued a press release and held a conference call announcing that the Company and its wholly-owned subsidiary Granite Acquisition, Inc. entered into an Agreement and Plan of Merger dated July 20, 2005 with Guilford Pharmaceuticals Inc., a Delaware corporation. Pursuant to the terms of the agreement, MGI PHARMA will acquire all of the outstanding shares of Guilford for $3.75 per share in a taxable merger. This consideration consists of a fractional share of MGI PHARMA common stock valued at $2.625 and $1.125 in cash, subject to the collar described below. Based upon the closing price of MGI PHARMA stock on July 20, 2005, MGI PHARMA expects to issue approximately 4.5 million shares as part of this transaction. The total consideration of $3.75 per outstanding share of Guilford stock represents a fully diluted equity value of $177.5 million.

The stock portion of this consideration is subject to a collar such, as determined over a certain five day period prior to closing of the merger, that Guilford shareholders will receive total consideration of $3.75 per share, consisting of a fractional share of MGI PHARMA common stock worth $2.625 plus $1.125 in cash, if MGI PHARMA’s common stock price increases or decreases by less than 15% prior to the close of this transaction. If the average closing price of MGI PHARMA common stock is equal to or more than $31.71, each share of Guilford will be exchanged for 0.0828 of a share of MGI PHARMA stock plus $1.125 in cash. If the average closing price of MGI PHARMA stock is equal to or less than $23.43, each share of Guilford will be exchanged for 0.1120 of a share of MGI PHARMA stock plus $1.125 in cash.

MGI PHARMA intends to extinguish Guilford’s convertible debt, which totaled $69.4 million as of March 31, 2005, upon closing of this transaction. In addition, MGI PHARMA will extinguish an approximate $60 million obligation related to Guilford’s revenue interest agreement with Paul Royalty Fund, which will be offset by any proceeds received from the planned divestiture of Aggrastat® injection and available cash. MGI PHARMA may provide Guilford with bridge financing pursuant to a credit agreement for up to $18 million if closing of this transaction occurs after October 1, 2005. Guilford’s obligations under the bridge financing will be secured by certain intellectual property assets of Guilford.

The merger is conditioned on and subject to the approval of Guilford’s stockholders, the Hart-Scott-Rodino waiting period and other customary closing conditions, and is expected to close during the fourth quarter of 2005.

In connection with merger, MGI PHARMA will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of common stock to be issued in the transaction.

The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits.

99.1	Press Release dated July 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 21, 2005	MGI PHARMA, INC.

	By:	/S/ JAMES C. HAWLEY
James C. Hawley Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 21, 2005